Exhibit 99.1

BLACK SPADE ACQUISITION II CO

PRO FORMA UNAUDITED BALANCE SHEET

SEPTEMBER 26, 2024

	August 29, 2024	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash	$2,567,111	$—		$2,567,111
Prepaid expenses	26,800	—		26,800

Total current assets	2,593,911	—		2,593,911
Cash held in Trust Account	150,000,000	3,000,000	(1)	153,000,000
		(60,000)	(2)
		60,000	(3)
Total Assets	$152,593,911	$3,000,000		$155,593,911

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued offering costs	$55,135	$—		$55,135
Accrued expenses	15,064	—		15,064
Over-allotment option liability	253,969	(8,405)	(5)	—
		(245,564)	(5)
Promissory note payable – related party	193,720	—		193,720

Total current liabilities	517,888	(253,969)		263,919
Deferred underwriting fee	4,212,000	45,000	(2)	4,257,000
Total liabilities	4,729,888	(208,969)		4,520,919

COMMITMENTS AND CONTINGENCIES
Class A ordinary shares subject to possible redemption, 15,300,000 shares at redemption value of $10.00 per share	150,000,000	2,989,100	(1)	153,000,000
		(59,782)	(2)
		(44,837)	(2)
		115,519	(6)
Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,500,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 150,000,000 shares authorized; none issued or outstanding (excluding 15,300,000 shares subject to possible redemption)	—	—		—
Class B ordinary shares, $0.0001 par value, 15,000,000 shares authorized; 3,825,000 shares issued and outstanding	431	(49)	(4)	382
Additional paid-in capital	—	10,900	(1)	—
		(218)	(2)
		(163)	(2)
		60,000	(3)
		49	(4)
		(115,519)	(6)
		44,951	(7)
Accumulated deficit	(2,136,408)	32,742	(5)	(1,927,390)
		8,405	(5)
		212,822	(5)
		(44,951)	(7)
Total Shareholders’ Deficit	(2,135,977)	208,969		(1,927,008)
Total Liabilities and Shareholders’ Deficit	$152,593,911	$3,000,000		$155,593,911

See Note to Pro Forma Unaudited Balance Sheet.

BLACK SPADE ACQUISITION II CO

Note to Pro Forma Unaudited Balance Sheet

(Unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Black Spade Acquisition II Co (the “Company”) as of August 29, 2024, adjusted for the closing of the underwriters’ overallotment option and related transactions, which occurred on September 26, 2024, as described below.

On August 29, 2024, the Company consummated the initial public offering (the “IPO”) of 15,000,000 units (the “Units”) at a purchase price of $10.00 per Unit, generating gross proceeds of $150,000,000. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant. Simultaneously with the closing of the IPO, the Company consummated the sale of 11,000,000 warrants (the “Private Placement Warrants”) at a price of $0.50 per Private Placement Warrant, in a private placement to Black Spade Sponsor LLC II, the Company’s sponsor (the “Sponsor”), generating gross proceeds of $5,500,000.

In connection with the IPO, the underwriters were granted a 45-day option from the effective date of the prospectus (the “Over-Allotment Option”) to purchase up to 2,250,000 additional Units (the “Option Units”) to cover over-allotments, if any. On September 26, 2024, the underwriters partially exercised their Over-Allotment Option to purchase an additional 300,000 Option Units at a purchase price of $10.00 per Unit, generating additional gross proceeds of $3,000,000. The underwriters forfeited their option to purchase an additional 1,950,000 Option Units.

Simultaneously with the sale of the Option Units, the Sponsor purchased an additional 120,000 Private Placement Warrants at a purchase price of $0.50 per Private Placement Warrant (the “Additional Private Placement Warrants”), generating additional gross proceeds of $60,000. As a result of the underwriters’ election to partially exercise their overallotment option, 75,000 Founder Shares are no longer subject to forfeiture.

As of September 26, 2024, a total of $153,000,000 of the net proceeds from the IPO (including the Option Units) and the sale of the Private Placement Warrants were placed in the Trust Account.

Pro forma adjustments to reflect the exercise of the underwriters’ Over-Allotment Option and sale of the Additional Private Placement Warrants are as follows:

	Pro forma entry
1	Cash held in Trust Account	3,000,000
	Class A ordinary shares subject to possible redemption		2,989,100
	Additional paid-in capital		10,900
	To record sale of 300,000 Overallotment Units at $10.00 per Unit.

2	Class A ordinary shares subject to possible redemption	59,782
	Additional paid-in capital	218
	Cash held in Trust Account		60,000
	Additional paid-in capital	163
	Class A ordinary shares subject to possible redemption	44,837
	Deferred underwriting compensation		45,000
	To record payment of cash & deferred underwriting fee on overallotment option.

	Cash held in Trust Account	60,000
	Additional paid-in capital		60,000
	To record the sale of private placement warrants at $0.50 per warrant

4	Class B ordinary shares	49
	Additional paid-in capital		49
	To record forfeiture of 487,500 Class B ordinary shares.

5	Over-allotment option liability	8,405
	Change in FV of over-allotment liability		8,405
	Over-allotment option liability	245,564
	Change in FV of over-allotment liability		212,822
	Accumulated deficit		32,742
	To record the true up of the over-allotment option at the over-allotment close date and write-off the over-allotment option liability due to the forfeiture of the option by the underwriters.

6	Additional paid-in capital	115,519
	Class A ordinary shares subject to possible redemption		115,519
	Record accretion of ordinary shares subject to redemption an amount of $10.00 per share

7	Accumulated deficit	44,951
	Additional paid-in capital		44,951
	Reclassify negative additional paid in capital to accumulated deficit

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